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EXHIBIT 99.1


                         LEXINGTON PRECISION CORPORATION
                                767 THIRD AVENUE
                               NEW YORK, NY 10017

FOR IMMEDIATE RELEASE
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LEXINGTON PRECISION EXTENDS EXCHANGE OFFER

NEW YORK, August 14, 2003 - Lexington Precision Corporation (OTC: LEXP) announced today that it is extending the expiration date of its offer to exchange for its 12 3/4% Senior Subordinated Notes due February 1, 2000, units consisting of 11 1/2% Senior Subordinated Notes due August 1, 2007, and warrants to purchase common stock. The offer, which was scheduled to expire at 12 midnight, New York City Time, on August 14, 2003, is now scheduled to expire at 12 midnight, New York City Time, on August 28, 2003, unless further extended.

Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact: Warren Delano (212) 319-4657